UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 4, 2016

MULTI-FINELINE ELECTRONIX, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-50812	95-3947402
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8659 Research Drive

Irvine, CA 92618

(Address of principal executive offices) (Zip Code)

(949) 453-6800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

Agreement and Plan of Merger

On February 4, 2016, Multi-Fineline Electronix, Inc., a Delaware corporation (the “Company”) entered into an Agreement and Plan of Merger (as it may be amended from time to time, the “Merger Agreement”) with Suzhou Dongshan Precision Manufacturing Co., Ltd., a company organized under the laws of the People’s Republic of China (“Parent”), and Dragon Electronix Merger Sub Inc., a Delaware corporation and indirect wholly owned subsidiary of Parent (“Merger Sub”), under which Merger Sub will be merged with and into the Company (the “Merger”), with the Company continuing after the Merger as the surviving corporation and indirect subsidiary of Parent. The Merger Agreement has been unanimously approved by the Company’s Board of Directors.

At the effective time of the Merger (the “Effective Time”), each share of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) issued and outstanding immediately prior to the Effective Time (other than (i) certain shares of the Common Stock that are held by the Company, Parent or Merger Sub or any direct or indirect subsidiary of either the Company or Parent, and (ii) certain shares of the Common Stock with respect to which the holder thereof shall have properly complied with the provisions of Section 262 of the General Corporation Law of the State of Delaware as to appraisal rights) shall be converted into the right to receive $23.95 in cash, without interest (the “Merger Consideration”).

At the Effective Time, each award of time-based restricted stock units, performance-based restricted stock units, and stock appreciation rights (whether vested or unvested) outstanding under a Company equity incentive plan immediately prior to the Effective Time shall become fully vested and shall be canceled in exchange for the payment to the holder of such canceled award of an amount in cash (without interest and less applicable tax withholding) equal to the product of the Merger Consideration (less the applicable exercise price per share in the case of a stock appreciation right) and the number of shares of Common Stock subject to such canceled award (assuming that the applicable performance goals were achieved at 100% of the target level in the case of performance-based restricted stock units).

The Merger will be financed through a combination of equity financing to be provided by the Parent and debt financing expected to be arranged by Bank of China, the proceeds of which will be sufficient for Parent and Merger Sub to pay the aggregate Merger Consideration and all related fees and expenses. Parent will obtain the funds to provide the equity financing from a combination of cash on hand, borrowing under the Parent’s existing credit facilities, short term debt securities to be issued by Parent and mezzanine financing by a Hong Kong subsidiary of Parent. Merger Sub has secured commitments for the debt financing to be provided to it that are subject to certain closing conditions. The Merger Agreement does not contain a financing condition.

Consummation of the Merger is expected to occur in the third quarter of 2016 and is subject to certain customary closing conditions including, among others, the absence of certain legal impediments; the expiration or termination of the required waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended; antitrust regulatory approval in the People’s Republic of China; review and clearance by the Committee on Foreign Investment in the United States; certain other filings and approvals by governmental authorities in the People’s Republic of China; and approval by the Company’s stockholders and Parent’s stockholders.

The Company has made customary representations and warranties in the Merger Agreement and has agreed to customary covenants regarding the operation of its business between the execution of the Merger Agreement and the Effective Time. The Company is also subject to customary restrictions on its ability to solicit proposals from, and hold discussions and negotiations with, third parties regarding alternative acquisition proposals, subject to certain exceptions to allow the Company’s Board of Directors to fulfill its fiduciary duties.

The Merger Agreement contains certain termination rights for the Company and Parent. Upon termination of the Merger Agreement, the Company may be required to pay Parent a termination fee, or Parent may be required to pay the Company a reverse termination fee, depending on the circumstances under which the Merger Agreement is terminated. Concurrently with the execution of the Merger Agreement, Parent has deposited $20.0 million of the aggregate Merger Consideration into an escrow account with Citibank, N.A., and has agreed to make a further deposit of $7.45 million within 21 calendar days of the execution of the Merger Agreement, in order to secure the reverse termination fee that may become payable by Parent to the Company.

The Company will be required to pay a termination fee of 3.0% of the aggregate Merger Consideration to Parent if the Merger Agreement is terminated because, among other things, the Company enters into an alternative definitive agreement in respect of a superior proposal, the Company’s Board of Directors changes its recommendation to stockholders with respect to the Merger, or the Company’s stockholders do not approve the Merger.

Parent will be required to pay the Company a reverse termination fee of $27.45 million if the Merger Agreement is terminated because, among other things, the Parent’s shareholders do not approve the transaction, Parent fails to consummate the Merger after fulfilling its other closing conditions, or the Merger is not consummated solely because certain required regulatory approvals are not obtained within six months after the execution date of the Merger Agreement (which date may, in certain circumstances, be extended at Parent’s discretion for an additional three months only if additional time is needed to obtain certain required regulatory approvals and Parent deposits an additional $10.0 million into the escrow account, increasing the reverse termination fee to $37.45 million).

The Merger Agreement has been provided solely to inform investors of its terms. It is not intended to provide any other factual information about the Company. In particular, the representations, warranties and covenants contained in the Merger Agreement were made only for the purposes of the Merger Agreement as of specific dates, and solely for the benefit of the parties to the Merger Agreement. The representations, warranties and covenants contained in the Merger Agreement may be subject to limitations agreed upon by the parties to the Merger Agreement and may be qualified by certain confidential disclosures not reflected in the text of the Merger Agreement. Moreover, certain representations, warranties and covenants in the Merger Agreement may apply standards of materiality in a way that is different from what may be viewed as material by the Company’s stockholders or other investors, and may have been used for the purpose of allocating risk among the parties rather than establishing matters of fact. The Company’s stockholders and other investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, attached as Exhibit 2.1 to this Current Report on Form 8-K, which is incorporated herein by reference.

Additional Information and Where to Find It

In connection with the proposed Merger, the Company will be filing relevant materials with the Securities and Exchange Commission (the “SEC”), including a preliminary proxy statement on Schedule 14A. Promptly after filing its definitive proxy statement with the SEC, the Company will mail or otherwise make available the definitive proxy statement and a proxy card to each stockholder entitled to vote at the special meeting relating to the proposed transaction. Company stockholders and other investors are advised to carefully read these materials (including any amendments or supplements thereto) and any other relevant documents filed with the SEC in respect of the proposed Merger when they become available, as those documents will contain important information about the proposed Merger and the parties to the proposed Merger. Company stockholders and other investors may obtain free copies of the definitive proxy statement, the preliminary proxy statement and other relevant materials in connection with the proposed Merger (when they become available), along with other documents filed by the Company with the SEC, at the SEC’s website (http://www.sec.gov) or through the investor relations section of the Company’s website (http://www.mflex.com).

Participants in the Solicitation

The Company and its directors and executive officers may be deemed participants under SEC rules in the solicitation of proxies from the Company’s stockholders in favor of the proposed Merger. Information about the Company’s directors and executive officers and their interests in the solicitation, which may, in some cases, differ from those of the Company’s stockholders generally, will be included in the proxy statement filed with the SEC in connection with the proposed Merger. Additional information about these directors and executive officers is available in the Company’s proxy statement for its 2015 Annual Meeting of Stockholders, which was filed with the SEC on January 21, 2015, and in the Company’s Transition Report on Form 10-K, which was filed with the SEC on February 13, 2015. To the extent that holdings of the Company’s securities by the Company’s directors and executive officers have changed since the amounts printed in the latest proxy statement or Form 10-K, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws

On February 4, 2016, the Board of Directors of the Company approved an amendment to the Second Amended and Restated Bylaws of the Company (the “Bylaw Amendment”), which became effective immediately. The Bylaw Amendment added a new Article 11 that (i) designates the state and federal courts located within the state of Delaware as the sole and exclusive forum for certain legal action, unless the Company consents in writing to the selection of an alternative forum, and (ii) unless waived in writing by the Company, shifts legal fees incurred by the Company and its directors, among others, to stockholder plaintiffs, in certain situations, if plaintiffs choose to file actions in a forum other than the state and federal courts located within the state of Delaware. The foregoing description of the Bylaw Amendment is only a summary, does not purport to be complete, and is qualified in its entirety by reference to the Bylaw Amendment, a copy of which is attached as Exhibit 3.1 and is incorporated herein by reference.

Item 8.01.	Other Events

On February 4, 2016, Parent and the Company issued a press release announcing execution of the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.1.

On February 4, 2016 and February 18, 2016, the Company intends to hold meetings with its employees concerning the proposed Merger. A copy of the slide presentation to be used by the Company at the employee meetings is attached hereto as Exhibit 99.2 and will be made available at the Company’s website (http://www.mflex.com).

On February 4, 2016, Reza Meshgin, the President and Chief Executive Officer of the Company, sent communications to employees of the Company concerning the announcement of the Merger (including a set of frequently asked questions provided to managerial employees). A copy of the communications is attached hereto as Exhibit 99.3.

On February 4, 2016, Reza Meshgin, the President and Chief Executive Officer of the Company, sent communications to customers and suppliers of the Company concerning the announcement of the Merger. A copy of each communication is attached hereto as Exhibit 99.4 and Exhibit 99.5, respectively.

Forward Looking Statements

This Current Report on Form 8-K, and the documents to which the Company refers you in this communication, contain forward-looking statements made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements represent the Company’s current expectations or beliefs concerning future events, plans, strategies, or objectives that are subject to change, and actual results may differ materially from the forward-looking statements. Without limiting the foregoing, the words “expect,” “plan”, “believe,” “seek,” estimate,” “aim,” “intend,” “anticipate,” “believe,” and similar expressions are intended to identify forward-looking statements. Forward-looking statements may involve known and unknown risks over which the Company has no control. Those risks include, without limitation (i) the risk that the proposed Merger may not be completed in a timely manner, or at all, which may adversely affect the Company’s business and the price of its common stock, (ii) the failure to satisfy all of the closing conditions of the proposed Merger, including the adoption of the Merger Agreement by the Company’s stockholders and the receipt of certain governmental and regulatory approvals in the U.S. and in the People’s Republic of China, (iii) the occurrence of any event, change or other circumstance that could give rise to the termination of the definitive agreement, (iv) the effect of the announcement or pendency of the proposed Merger on the Company’s business, operating results, and relationships with customers, suppliers and others, (v) risks that the proposed Merger may disrupt the Company’s current plans and business operations, (vi) potential difficulties retaining employees as a result of the proposed Merger, (vii) risks related to the diverting of management’s attention from the Company’s ongoing business operations, and (viii) the outcome of any legal proceedings that may be instituted against the Company related to the definitive agreement or the proposed Merger. In addition, the Company’s actual performance and results may differ materially from those currently anticipated due to a number of risks including, without limitation: (i) the conditions of markets generally and the industries in which the Company operates, including recent volatility in the Company’s key industry segments, (ii) the Company’s ability to diversify its product applications, expand its customer base, and enter into new market segments as a result of the proposed Merger, and (iii) other events and factors disclosed previously and from time to time in the Company’s filings with the SEC, including the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2015. Forward-looking statements speak only as of the date of this communication or the date of any document incorporated by reference in this document. Except as required by applicable law, the Company does not undertake to update these forward-looking statements to reflect future events or circumstances.

Item 9.01.	Financial Statements and Exhibits

2.1*

Agreement and Plan of Merger, dated as of February 4, 2016, by and among Multi-Fineline Electronix, Inc., a Delaware corporation, Suzhou Dongshan Precision Manufacturing Co., Ltd., a company incorporated under the laws of the People’s

Republic of China, and Dragon Electronix Merger Sub Inc., a Delaware corporation and indirect wholly owned subsidiary of Parent.

3.1	Amendment to the Second Amended and Restated Bylaws of the Company.

99.1	Joint Press Release, dated February 4, 2016.

99.2	Slide presentation to be used in employee meetings.

99.3	Employee Communications, dated February 4, 2016.

99.4	Customer Communication, dated February 4, 2016.

99.5	Supplier Communication, dated February 4, 2016.

*

The Company has omitted schedules and other similar attachments to such agreement pursuant to Item 601(b) of Regulation S-K. The Company will furnish a copy of such omitted documents to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: February 4, 2016	MULTI-FINELINE ELECTRONIX, INC.

	By:	/s/ Reza Meshgin
Reza Meshgin
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1*

Agreement and Plan of Merger, dated as of February 4, 2016, by and among Multi-Fineline Electronix, Inc., a Delaware corporation, Suzhou Dongshan Precision Manufacturing Co., Ltd., a company incorporated under the laws of the People’s Republic of China, and Dragon Electronix Merger Sub Inc., a Delaware corporation and indirect wholly owned subsidiary of Parent.

3.1	Amendment to the Second Amended and Restated Bylaws of the Company

99.1	Joint Press Release, dated February 4, 2016.

99.2	Slide presentation to be used in employee meetings.

99.3	Employee Communications, dated February 4, 2016.

99.4	Customer Communication, dated February 4, 2016.

99.5	Supplier Communication, dated February 4, 2016.

*

The Company has omitted schedules and other similar attachments to such agreement pursuant to Item 601(b) of Regulation S-K. The Company will furnish a copy of such omitted documents to the SEC upon request.